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                                                                     EXHIBIT 3.1




                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                  ARQULE, INC.

                Adopted by the Board of Directors on May 27, 1999

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation or at such other place as may be named in the notice.

         SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or a majority of the Board of Directors.

         SECTION 4. NOTICE OF MEETINGS. Except where some other notice is required by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by the Secretary under the direction of the Board of Directors or the President, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder of record entitled to vote at such meeting. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.

         SECTION 5. RECORD DATE. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action to which such record date relates. If no record date is fixed, the record date for







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determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 6. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting of stockholders. Nominations of persons for election as directors may be made only by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting in compliance with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Chairman of the Board, if any, the President or the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date. For the purposes of these by-laws, the "Advance Notice Date" shall be one of the following:

         (a) in the case of an annual meeting only, the date 75 days before the anniversary date of the prior year's meeting, if (i) there was an annual meeting in the prior year and (ii) the date of the current year's annual meeting is not more than 30 days before or after the anniversary date of the prior year's annual meeting; or

         (b) if clause (a) does not apply, the date 45 days prior to the date of the current year's annual meeting or a special meeting if at least 60 days' notice or prior public disclosure of the date of the current year's annual meeting or the special meeting is given or made; or

         (c) if neither clause (a) nor clause (b) applies, the date 15 days after the day on which notice of the date of the current year's annual meeting or the special meeting was mailed or public disclosure was made.

Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor provision thereto; and (b) as to the stockholder giving the notice,
(i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder.





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         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 7. ADVANCE NOTICE OF BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Chairman of the Board, if any, the President or the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date as defined in Section 6 of Article I hereof. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

         Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, PROVIDED, HOWEVER, that nothing in this
Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 8. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall make or have made, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.




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         SECTION 9.     QUORUM OF STOCKHOLDERS. At any meeting of the
stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but in the absence of a quorum a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the votes properly cast shall, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.

         SECTION 10. PROXIES AND VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee's proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

         SECTION 11 CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order specified and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice-President (and, in the event there be more than one person in any such office, in the order of their seniority), or, if none of the foregoing is in office and present and acting, a chairman designated by the Board of Directors or, in the absence of such designation, a chairman chosen by the stockholders at the meeting. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

         The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of






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stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation that are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         SECTION 2. NUMBER; ELECTION; TENURE AND QUALIFICATION. Subject to any restrictions contained in the Certificate of Incorporation, the number of directors that shall constitute the whole Board shall be fixed by resolution of the Board of Directors but in no event shall be less than one. The directors shall be elected in the manner provided in the Certificate of Incorporation, by such stockholders as have the right to vote thereon. The number of directors may be increased or decreased by action of the Board of Directors. Directors need not be stockholders of the corporation.

         SECTION 3. ENLARGEMENT OF THE BOARD. Subject to any restrictions contained in the Certificate of Incorporation, the number of the Board of Directors may be increased at any time, such increase to be effective immediately unless otherwise specified in the resolution, by vote of a majority of the directors then in office.

         SECTION 4. VACANCIES. Unless and until filled by the stockholders and except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by the holders of such series, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the Certificate of Incorporation. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

         SECTION 5. RESIGNATION. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary.

         SECTION 6. REMOVAL. Directors may be removed from office only as provided in the Certificate of Incorporation. The vacancy or vacancies created by the removal of a director



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may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 4 of this Article II.

         SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

         Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

         A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

         SECTION 8. MEETINGS OF THE BOARD OF DIRECTORS. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

         Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board, if any, the President, the Secretary or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these by-laws for waiver of notice by stockholders. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or by telegram or fax at least forty-eight hours, before the meeting, addressed to such director at his or her usual or last known business or home address.




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         Directors or members of any committee may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

         SECTION 9. QUORUM AND VOTING. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws.

         SECTION 10. COMPENSATION. The Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting and without notice if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.


                                   ARTICLE III

                                    OFFICERS

         SECTION 1. TITLES. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, who may include without limitation a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice-Presidents, Assistant Treasurers or Assistant Secretaries.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

         SECTION 3. QUALIFICATION. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine.

         SECTION 4. REMOVAL. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.




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         SECTION 5.     RESIGNATION. Any officer may resign by delivering a
written resignation to the corporation at its principal office or to the Chairman of the Board, if any, the President or the Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.

         SECTION 6. VACANCIES. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.

         SECTION 7. POWERS AND DUTIES. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

         SECTION 8. PRESIDENT AND VICE-PRESIDENTS. Except to the extent that such duties are assigned by the Board of Directors to the Chairman of the Board, or in the absence of the Chairman or in the event of his or her inability or refusal to act, the President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at each meeting of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board and is assigned the duty of presiding at such meeting.

         The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors. In the absence of the President or in the event of his or her inability or refusal to act, the duties of the President shall be performed by the Executive Vice-President, if any, Senior Vice President, if any, or Vice President, if any, in that order (and, in the event there be more than one person in any such office, in the order of their seniority), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal, which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

         Any Assistant Secretary may, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.





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         SECTION 10.    TREASURER AND ASSISTANT TREASURERS. The Treasurer shall
have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by or pursuant to resolution of the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board, if any, or the President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President and the Board of Directors, at its regular meetings or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

         Any Assistant Treasurer may, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

         SECTION 11. BONDED OFFICERS. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

         SECTION 12. SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof appointed for the purpose.


                                   ARTICLE IV

                                      STOCK

         SECTION 1. CERTIFICATES OF STOCK. One or more stock certificates, signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the by-laws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

         SECTION 2. TRANSFERS OF SHARES OF STOCK. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the




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corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

         SECTION 3. LOST CERTIFICATES. A new stock certificate may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner's legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

         SECTION 4. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

         SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.


                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee






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benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         A person entitled to indemnification hereunder whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he had a fiduciary duty.

         Where indemnification hereunder requires authorization or approval by the corporation, such authorization or approval shall be conclusively deemed to have been obtained, and in any case where a director of the corporation approves the payment of indemnification, such director shall be wholly protected, if:

                  1. the payment has been approved or ratified (l) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

                  2. the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (l),
(2) or (3) of subparagraph (i); or

                  3. the payment is approved by a court of competent jurisdiction; or





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                  4. the directors have otherwise acted in accordance with the standard of conduct set forth in the Delaware General Corporation Law.

         Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the corporation of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the corporation shall have determined that the person is not entitled to indemnification. If the corporation denies the request or if payment is not made within such 30 day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the corporation.

         The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

         The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder. The indemnification provided hereunder may, to the extent authorized by the corporation, apply to the directors, officers and other persons associated with constituent corporations that have been merged into or consolidated with the corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the corporation.

         The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other persons may be entitled. Nothing contained in this article shall affect any rights to indemnification to which corporation employees or agents other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

         The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.




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                                   ARTICLE VI

                               GENERAL PROVISIONS

         SECTION 1. FISCAL YEAR. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

         SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal, and a duplicate seal may be kept and used by each Assistant Secretary and by any other officer the Board of Directors may authorize.

         SECTION 3. CERTIFICATE OF INCORPORATION. All references in these by-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as in effect from time to time.

         SECTION 4. EXECUTION OF INSTRUMENTS. The President, the Treasurer and the Secretary shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the President, the Treasurer and the Secretary may expressly delegate such powers to any other officer or agent of the corporation.

         SECTION 5. VOTING OF SECURITIES. The President, the Treasurer and the Secretary, and each other person authorized by the Board of Directors, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or owners of other interests of any other corporation or organization the securities of which may be held by this corporation. In addition, the Board of Directors, the President and the Treasurer may expressly delegate such powers to any other officer or agent of the corporation.

         SECTION 6. EVIDENCE OF AUTHORITY. A certificate by the Secretary, an Assistant Secretary or a temporary secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

         SECTION 7. TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

         (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or




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         (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (3) The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         SECTION 8. BOOKS AND RECORDS. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 1. BY THE BOARD OF DIRECTORS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

         SECTION 2. BY THE STOCKHOLDERS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of votes properly cast at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.





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